Exhibit 99.3

NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Completes Acquisition of Custom Fluidpower

•	Custom Fluidpower is a leading Australian fluid power distributor and custom-design solutions provider
•	Strategically provides Helios Technologies access to high growth APAC market

Sarasota, FL, August 6, 2018 — Helios Technologies (formerly known as Sun Hydraulics) (Nasdaq: SNHY) (“Helios” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, today announced that it acquired the shares of Custom Fluidpower Pty Ltd (“CFP”) for AUD 35 million (approximately $26 million) on August 1, 2018.  The acquisition was funded using cash (approximately $9.3 million) as well as shares of SNHY common stock (approximately 333,000 shares).

Custom Fluidpower is Australia’s largest independently-owned fluid power solutions and service provider, serving a broad array of industrial end markets, including mining, material handling, agriculture, construction, energy/oil & gas and others. Headquartered in Newcastle and servicing customers from its eight branches across Australia, the company provides total engineered solutions and value-add services, including electronics, innovative complete system solutions, manifolds and intelligent braking systems as well as other products.

Wolfgang Dangel, Helios Technologies' President and Chief Executive Officer, commented, “While this is a relatively small, ‘bolt-on’ acquisition for us, it is strategically significant.  CFP is energized by an innovative culture which is an essential component of our acquisition criteria.  Geographically, the business provides a vital stepping stone from which we can further build our presence in the growing Asia-Pacific region and, specifically, Southeast Asia.”

Graeme Vennell, Custom Fluidpower’s Chief Executive Officer, noted, “We are eager to join the Helios team and see many opportunities ahead together.  Having grown to become Australia’s largest fluid power solutions provider through differentiated engineering, service and electro-fluidpower design capability, we look forward to further advancing our market presence in Asia-Pacific as part of Helios.”

Custom Fluidpower recorded sales of AUD 62 million (approximately $46 million) and an EBITDA margin of approximately 9.7% for its fiscal year ended June 30, 2018.  The acquisition is expected to be EPS accretive in year one.  Custom Fluidpower will be reported as part of Helios’ Hydraulics Segment.

Helios Technologies’ financial advisor for the transaction was Morgan Stanley.  DLA Piper acted as legal advisor.

About Helios Technologies
Helios Technologies is the business name for Sun Hydraulics Corporation, a publicly-listed company on the Nasdaq Global Stock Market (SNHY).  Helios Technologies is a global industrial technology leader that develops and manufactures hydraulic and

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Completes Acquisition of Custom Fluidpower
August 6, 2018

electronic control solutions for diverse markets. The Company does business through its operating subsidiaries around the world, including Sun Hydraulics, LLC, Enovation Controls, LLC and Faster S.p.A. Through its Hydraulics segment, the Company serves diverse markets including material handling, construction equipment, agriculture, specialized vehicles, energy and others through its Sun Hydraulics and Faster Group companies, providing high-performance screw-in hydraulic cartridge valve and manifolds as well as quick-release hydraulic coupling solutions.  Through its Electronics segment, the Company provides electronic control solutions through Enovation Controls for recreational and off-highway vehicles, as well as industrial stationary and mobile power equipment.  Helios Technologies and information about its associated companies is available online at www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding the intent, belief or current expectations, estimates, vision or projections of Sun Hydraulics Corporation (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the Company’s financing plans; (iii) the Company’s expectations regarding our sales, expenses, gross margins and other results of operations; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization; and (viii) potential challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international business. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.  Important factors that could cause the actual results to differ materially from those in the forward‐looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulics industry in particular, which directly affect customer orders, lead times and sales volume; (ii) fluctuations in global business conditions, including the impact of economic recessions in the U.S. and other parts of the world, (iii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or costs, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to the integration of the businesses of the Company, Enovation Controls and Faster Group; (vi) changes in technology or customer requirements, such as standardization of the cavity into which screw‐in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (viii) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, compliance with anti-corruption laws and trade laws, including export and import compliance, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 7. “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Form 10‐Q for the quarter ended June 30, 2018, and Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 30, 2017. The Company disclaims any intention or obligation to update or revise forward‐looking statements, whether as a result of new information, future events or otherwise.

This news release will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating our performance.  You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.  The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the end of this news release.

For more information, contact:
Karen L. Howard / Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3942 / (716) 843-3908
khoward@keiadvisors.com / dpawlowski@keiadvisors.com